UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 28, 2004

(Date of earliest event reported)

MARKETWATCH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50562	27-0064104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Battery Street

San Francisco, California 94111

(Address of principal executive offices including zip code)

(415) 733-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

MarketWatch, Inc. (the “Company”) established a Retention Bonus Plan (the “Plan”), effective December 28, 2004, pursuant to which eligible employees (as defined in the Plan) would receive retention benefits provided for under the Plan if any one of their employment is terminated without cause (as defined in the Plan) or if any one of them resigns for good reason (as defined in the Plan) in connection with the acquisition (the “Acquisition”) of the Company by Dow Jones & Company, Inc. as contemplated by the Agreement and Plan of Merger entered into as of November 14, 2004 by the Company, Dow Jones & Company, Inc. and Golden Acquisition Corp. The maximum aggregate retention benefit available to all eligible employees under the Plan is $1,000,000. The following executive officers of the Company are eligible to participate in the Plan and receive the following retention benefits if any one of their employment is terminated without cause or if any one of them resigns for good reason in connection with the Acquisition:

Kathy Yates	$236,250
Doug Appleton	$92,400
Jeff Davis	$104,800
Dave Callaway	$77,600
Jamie Thingelstad	$100,800

The foregoing summary of the Plan is not intended to be a complete description of all of the terms thereof. For further information, please see the copy of the form of the Plan that is included as Exhibit 10.1 to this report and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
10.1	MarketWatch, Inc. Form of Retention Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETWATCH, INC.

By:	Doug Appleton
Name:	Doug Appleton
Title:	General Counsel and Secretary

Date: December 30, 2004